Exhibit 99.1

CDTi Appoints New Chief Financial Officer

Oxnard, Calif., July 31, 2014 -- Clean Diesel Technologies, Inc. (NASDAQ:CDTI) (“CDTi” or the “Company”), a leader in advanced emissions control solutions, today announced that it has promoted David E. Shea to Chief Financial Officer, effective July 31, 2014.

Mr. Shea, age 51, who has served as CDTi’s Vice President of Finance, Treasurer and Corporate Controller, joined the Company in 2005 and has served in numerous leadership and senior executive capacities. Mr. Shea replaces Nikhil A. Mehta, who will leave the Company to pursue other opportunities, but will be available for assistance during a transition period through August 30, 2014.

“I am pleased to announce Dave’s well-deserved promotion to Chief Financial Officer,” said Christopher J. Harris, Chief Executive Officer of CDTi. “Dave has been an integral member of the finance team for a number of years and as CFO, I am confident of the value he will add given his finance skills, public-company experience and deep knowledge of our business. I welcome Dave and look forward to working with him to further drive our Company’s cost reductions and overall efficiencies,” added Mr. Harris.

“I can't overstate the importance of the many contributions Nikhil has made to our Company over the last 6 years,” said Alexander Ellis, Chairman of the Company’s Board of Directors. “His steady leadership was instrumental to getting the CDTi and CSI merger completed, and in steering us through some very treacherous industry waters in the deep recession that gripped the auto sector after the financial crisis. I am pleased Nikhil will be available to assist in the transition with Dave, and on behalf of our Board, want to thank him for his years of service and wish him the very best in his future endeavors,” continued Mr. Ellis.

As Chief Financial Officer, Mr. Shea will oversee the Company’s global finance and shareholder relations activities and continue to serve as Treasurer and Corporate Controller.

About CDTi

CDTi is a vertically integrated global manufacturer and distributor of emissions control systems and products, focused on the heavy duty diesel and light duty vehicle markets. CDTi utilizes its proprietary patented Mixed Phase Catalyst (MPC®) technology, as well as its ARIS® selective catalytic reduction, Platinum Plus® fuel-borne catalyst, and other related technologies to provide high-value sustainable solutions to reduce emissions, increase energy efficiency and lower the carbon intensity of on- and off-road combustion engine systems. CDTi is headquartered in Oxnard, California and currently has operations in the U.S., the U.K., Canada, France, Japan and Sweden. For more information, please visit www.cdti.com.

Forward-Looking Statements Safe Harbor

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact should be considered forward-looking statements. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk. In this document, the Company includes forward looking statements regarding added value, cost reductions, efficiencies, and provision by the Company of sustainable solutions to reduce emissions, increase energy efficiency and lower carbon intensity. In general, actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the risks and uncertainties discussed or referenced in the Company’s filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent the Company’s estimates only as of the date such statements are and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company specifically disclaims any obligation to update forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.  ###

Contact Information:

Allen & Caron, Inc.
Rudy Barrio (investors)
r.barrio@allencaron.com

(212) 691-8087

Len Hall (media)
len@allencaron.com

(949) 474-4300